Exhibit 99.2

FORM 3 JOINT FILER INFORMATION


Name and Address:				Caxton International Limited
c/o Prime Management Limited
Mechanics Building
12 Church Street
Hamilton HM11, Bermuda


Date of Event Requiring Statement:		12/29/06
Issuer and Ticker Symbol:			InFocus Corporation (INFS)
Relationship to Issuer:				10% Owner
Designated Filer:				Caxton Associates, L.L.C.


TABLE I INFORMATION
Title of Security:				Common Stock
Amount of Securities Beneficially Owned:	4,217,089 (1)
Ownership Form:					D
Nature of Indirect Beneficial Ownership:	N/A


Signature:			CAXTON INTERNATIONAL LIMITED

By:	 /s/ Joseph Kelly
	Name:  Joseph Kelly
	Title:  Vice President and Treasurer

By:	 /s/ Maxwell Quin
	Name:  Maxwell Quin
	Title:  Vice President and Secretary